Exhibit 99.1

Dave Reports First Quarter 2025 Financial Results

Q1 Revenue Hits $108.0 Million, Representing Accelerating Growth of 47% Y/Y

Q1 Net Income Reaches $28.8 Million; Adj. EBITDA Increases 235% Y/Y to $44.2 Million

Raises 2025 Revenue and Adj. EBITDA Guidance to $460-$475 Million and $155-$165 Million, respectively

LOS ANGELES, CA – May 8, 2025 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today reported its financial results for the first quarter ended March 31, 2025.

“We knocked the cover off the ball in Q1,” said Jason Wilk, Founder and CEO of Dave. “Revenue grew at the fastest year-over-year pace since 2021 when our business was a fraction of its current size. Given the operating leverage of our business model, Adjusted EBITDA increased 235% year-over-year and 32% sequentially to $44.2 million. This acceleration was driven by solid execution across the business and amplified by the early success of our new fee structure, which has enhanced monetization and conversion rates while maintaining strong member retention.

“Despite the typical seasonal patterns that temper ExtraCash demand in Q1, we originated over $1.5 billion, up 46% from Q1 2024 and 3% from Q4. Meanwhile, our credit metrics continue to hit record levels with our 28-day delinquency rate dropping by 33 basis points year-over-year, driven by ongoing optimization of CashAI. These improvements contributed to another record quarter of non-GAAP variable margin, which reached 77%, nearly doubling over the past three years.

“Building on the success of CashAI and our increased confidence in our new fee model, in combination with our positive growth outlook, we are raising full year Revenue and Adjusted EBITDA guidance.”

Quarterly Financial Highlights ($ in millions, unaudited)

	1Q24	2Q24	3Q24	4Q24	1Q25
GAAP Operating Revenues, Net	$73.6	$80.1	$92.5	$100.9	$108.0
% Change vs. prior year period	25%	31%	41%	38%	47%
Non-GAAP Variable Profit*	$49.9	$51.8	$64.2	$72.6	$83.4
% Change vs. prior year period	47%	57%	72%	58%	67%
Non-GAAP Variable Profit Margin*	68%	65%	69%	72%	77%
GAAP Net Income	$34.2	$6.4	$0.5	$16.8	$28.8
Adjusted Net Income*	$8.1	$13.7	$21.1	$29.6	$36.3
Adjusted EBITDA*	$13.2	$15.2	$24.7	$33.4	$44.2

*	Non-GAAP measures. See reconciliation of non-GAAP measures at the end of the press release.

First Quarter 2025 Operating Highlights (vs. First Quarter 2024)

•	New Members increased to 569,000 while customer acquisition costs increased $2, remaining highly efficient at $18

•	Monthly Transacting Members (“MTMs”) increased 13% to 2.5 million

•	ExtraCash originations increased 46% to $1.5 billion, while the average 28-Day delinquency rate improved 33 basis points to 1.50%

•	Dave Debit Card spend increased 24% to $488 million

•	For a full review of the Company’s key performance indicators, please refer to the Company’s First Quarter Earnings Presentation which can be found on the Investor Relations page of Dave’s website

Liquidity Summary

As of March 31, 2025, the Company had $89.7 million in cash and cash equivalents, marketable securities, investments, and restricted cash, down from $91.9 million as of December 31, 2024. The $2.2 million decrease reflects an $18.8 million increase in the net ExtraCash Receivables balance and over $20 million in cash used for restricted stock unit net settlements and share repurchases, offset by positive free cash flow generated during the quarter.

2025 Financial Guidance ($ in millions)

	Prior FY 2025	New FY 2025
GAAP Operating Revenues, Net	$415 - $435	$460 - $475
Year-Over-Year Growth	20% - 25%	33% - 37%
Adjusted EBITDA*	$110 - $120	$155 - $165
Year-Over-Year Growth	27% - 39%	79% - 91%

*

Non-GAAP measure. The Company does not provide a quantitative reconciliation of forward-looking non-GAAP financial measures because it is unable to predict without unreasonable effort the exact amount or timing of the reconciling items, including interest expense, investment income, and loss provision, among others. The variability of these items could have a significant impact on our future GAAP financial results.

Dave’s CFO, Kyle Beilman, commented: “Our Q1 results demonstrate the continued financial strength and operating efficiency of our business model. We delivered meaningful growth during what is typically our lowest demand period, driven by continued growth in originations per member as a result of the improvements in unit economics and member lifetime value under our new fee model.

“Given our free cash flow generation, liquidity position and confidence in our outlook, our Board authorized a $50 million share repurchase program during the quarter, which we began executing in late Q1. In total, we deployed over $20 million during the quarter through share repurchases and RSU net settlements to reduce our share count. We will continue to evaluate these capital allocation tools as levers to enhance shareholder value, particularly as we believe our current valuation understates the strength of our fundamentals.”

Conference Call

Dave management will host a conference call on Thursday, May 8th, 2025, at 8:30 a.m. Eastern time to discuss its full financial results for the first quarter ended March 31, 2025, followed by a question-and-answer period. The conference call details are as follows:

Date: Thursday, May 8th, 2025

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (866) 652-5200

International dial-in number: (412) 317-6060

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=3roLLdU1

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, statements relating to fiscal year 2025 guidance, projected financial results for future periods, share repurchases, and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash; the ability of Dave to retain its current customers, acquire new customers (collectively, “Members”) and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers, including its ability to comply with applicable requirements of such third parties; the ability of Dave to comply with extensive and evolving laws and regulations applicable to its business; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; the level of product service failures that could lead Members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including the Department of Justice’s lawsuit against Dave; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other macroeconomic factors, including regulatory uncertainty, fluctuating interest rates, inflation, unemployment rates, consumer sentiment, market volatility and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2025 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA, which is a non-GAAP financial measure that is adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and excludes certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as GAAP net income attributable to Dave before the impact of interest income or expense, provision for income taxes, and depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, gain on extinguishment of convertible debt, stock-based compensation expense and certain other non-core items. The Company defines and calculates non-GAAP variable operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as GAAP Operating Revenues, Net less non-GAAP variable operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of GAAP Operating Revenues, Net. The Company defines and calculates adjusted net income as GAAP net income adjusted to exclude stock-based compensation, the gain on extinguishment of convertible debt, non-recurring legal settlement and litigation expenses, and certain other non-core items. The Company defines and calculates non-GAAP adjusted basic EPS and non-GAAP adjusted diluted EPS as adjusted net income divided by weighted average shares of common stock-basic and weighted average shares of common stock-diluted, respectively.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure for the three months ended March 31, 2025, and 2024.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com

DAVE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Operating revenues:
Service based revenue, net	$97.9	$65.6
Transaction based revenue, net	10.1	8.0

Total operating revenues, net	108.0	73.6
Operating expenses:
Provision for credit losses	10.6	9.9
Processing and servicing costs	7.1	7.7
Advertising and marketing	10.3	9.1
Compensation and benefits	27.5	24.6
Other operating expenses	17.3	16.9

Total operating expenses	72.8	68.2

Other (income) expenses:
Interest expense, net	1.3	0.7
Gain on extinguishment of convertible debt	—	(33.4)
Changes in fair value of earnout liabilities	(0.4)	0.2
Changes in fair value of public and private warrant liabilities	0.4	0.5

Total other expense (income), net	1.3	(32.0)

Net income before provision for income taxes	33.9	37.4
Provision for income taxes	5.1	3.2

Net income	$28.8	$34.2

Net income per share:
Basic	$2.19	$2.80
Diluted	$1.97	$2.60

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP VARIABLE OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Operating expenses	$72.8	$68.2
Non-variable operating expenses	(48.2)	(44.5)

Non-GAAP variable operating expenses	$24.6	$23.7

CALCULATION OF NON-GAAP VARIABLE PROFIT

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2025	2024
GAAP operating revenues, net	$108.0	$73.6
Non-GAAP variable operating expenses	(24.6)	(23.7)

Non-GAAP variable profit	$83.4	$49.9

Non-GAAP variable profit margin	77%	68%

DAVE INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(in millions)

(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Net income	$28.8	$34.2
Interest expense, net	1.3	0.7
Provision for income taxes	5.1	3.2
Depreciation and amortization	1.5	1.7
Stock-based compensation	7.5	6.1
Gain on extinguishment of convertible debt	—	(33.4)
Changes in fair value of earnout liabilities	(0.4)	0.2
Changes in fair value of public and private warrant liabilities	0.4	0.5

Adjusted EBITDA	$44.2	$13.2

DAVE INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in millions, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2025	2024
Net income	$28.8	$34.2
Stock-based compensation	7.5	6.1
Gain on extinguishment of convertible debt	—	(33.4)
Changes in fair value of earnout liabilities	(0.4)	0.2
Changes in fair value of public and private warrant liabilities	0.4	0.5
Income tax expense related to gain on extinguishment of convertible debt	—	0.5

Adjusted net income	$36.3	$8.1

Adjusted net income per share:
Basic	$2.76	$0.66
Diluted	$2.48	$0.62

DAVE INC.

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	March 31,	December 31,
	2025	2024
Cash, cash equivalents and restricted cash	$48.7	$51.4
Marketable securities	0.1	0.1
Investments	41.0	40.5
Working capital	264.0	247.2
Total stockholders’ equity	199.5	183.1